This Prospectus Supplement filed pursuant to Rule 424(b)(3)

                                                     Registration No. 333-107977


                              PROSPECTUS SUPPLEMENT

         This is a Supplement, dated December 7, 2004, to the Prospectus (the "Prospectus") which forms a part of the Post-Effective Amendment No. 1 to the Form S-3 Registration Statement (No. 333-107977) filed on November 14, 2003 (the "Registration Statement") on behalf of Celgene Corporation (the "Company").

         The Company originally issued the notes to which this Prospectus Supplement relates in a private placement in June 2003. The notes were sold by the initial purchaser of the notes in a transaction exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchaser to be qualified institutional buyers as defined by Rule 144A under the Securities Act.

         The following table sets forth as of the date of this Supplement information with respect to the selling securityholders and the principal amount of notes beneficially owned by each selling securityholder that may be offered pursuant to the Prospectus. The information contained in this Supplement is based on information provided to the Company by or on behalf of the selling securityholders. The selling securityholders may offer all, some or none of the notes or the common stock into which the notes are convertible. Because the selling securityholders may offer all or some portion of the notes or the common stock, the Company cannot estimate the amount of the notes or the common stock that will be held by the selling securityholders upon termination of any of these sales. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes, or acquired additional notes, since the date on which the Company was provided with the information regarding their notes (as described above) in transactions exempt from the registration requirements of the Securities Act. Accordingly, the information provided here for any particular securityholder may understate or overstate, as the case may be, such securityholder's current ownership. The aggregate principal amount of notes outstanding as of the date of this Supplement is $400,000,000, which is the aggregate principal amount of notes registered pursuant to the Registration Statement of which this Prospectus is a part. The percentage of notes outstanding beneficially owned by each selling securityholder is based on $400,000,000 aggregate principal amount of notes outstanding.

         The number of shares of common stock issuable upon conversion of the notes shown in the table below assumes conversion of the full amount of notes held by each selling securityholder at the current conversion rate of 41.2796 shares per $1,000 principal amount of notes and a cash payment in lieu of any fractional shares. No selling securityholder named in the table below beneficially owns one percent or more of our common stock, based on 164,056,000 common stock outstanding on December 7, 2004.



                                     Principal Amount of
                                      Notes Beneficially                          Common Stock Owned   Common Stock Owned
                                      Owned and Offered    Percentage of Notes       Prior to the       After Completion
               Name                       Hereby (1)           Outstanding           Offering (2)        of the Offering
---------------------------------------------------------------------------------------------------------------------------
1976 Distribution Trust FBO A.R.                   $7,000           *                             288          --
Lauder/Zinterhofer
2000 Revocable Trust FBO A.R.                      $7,000           *                             288          --
Lauder/Zinterhofer
Advent Convertible Master (Cayman)             $6,995,000         1.75%                       288,751          --
L.P.
AIG DKR SoundShore Strategic                   $3,000,000           *                         123,839          --
Holding Fund Ltd.
AIG/National Union Fire Insurance                $145,000           *                           5,985          --
Akanthos Arbitrage Master Fund LP              $7,500,000         1.88%                       309,597          --
Akela Capital Master Fund, Ltd.                $8,500,000         2.13%                       350,877          --
Alcon Laboratories                               $371,000           *                          15,314          --
Alexandra Global Master Fund Ltd.             $15,000,000         3.75%                       619,195          --
Alexian Brothers Medical Center                  $165,000           *                           6,811          --
Allentown City Police Pension Plan                    $31           *                               1          --
Allstate Insurance Company (4)                         $0           *                               0          --
Aloha Airlines Non-Pilots Pension                $100,000           *                           4,127          --
Trust
Aloha Pilots Retirement Trust                     $50,000           *                           2,063          --
Alpha US Sub Fund 4 LLC                          $278,000           *                          11,475          --
Andraos, Georges and/or Gabriel                  $100,000           *                           4,127
and/or Maya (3)
AQR Capital Management, LLC                      $500,000           *                          20,639          --
Arapahoe County Colorado                          $46,000           *                           1,898          --
Arbco Associates, L.P.                           $450,000           *                          18,575          --
Arbitrex Master Fund, L.P.                     $5,000,000         1.25%                       206,398          --
Arkansas PERS                                    $325,000           *                          13,415          --
Arkansas Teachers Retirement                   $3,905,000           *                         161,197          --
Arlington County Employees                       $644,000           *                          26,584          --
Retirement System
Asante Health Systems                             $96,000           *                           3,962          --
Associated Electric & Gas                        $500,000           *                          20,639          --
Insurance Services, Ltd.
Attorney's Title Insurance Fund                   $70,000           *                           2,889          --
Aviator Fund Management, L.P.                  $4,500,000         1.13%                       185,758          --
Baptist Health of South Florida                  $540,000           *                          22,291          --
Barclays Global Investors                         $15,000           *                             619          --
EquityHedge Fund I
BNP Paribas Arbitrage                          $7,500,000         1.88%                       309,597          --



                                     Principal Amount of
                                      Notes Beneficially                          Common Stock Owned   Common Stock Owned
                                      Owned and Offered    Percentage of Notes       Prior to the       After Completion
               Name                       Hereby (1)           Outstanding           Offering (2)        of the Offering
---------------------------------------------------------------------------------------------------------------------------
Boilermakers Blacksmith Pension                $1,265,000           *                          52,218          --
Trust
BP Amoco Corporation Master Trust              $8,330,000         2.08%                       343,859          --
for Employee Pension Plans
BP Amoco PLC Master Trust                        $697,000           *                          28,771          --
British Virgin Islands Social                     $84,000           *                           3,467          --
Security Board
C&H Sugar Company Inc.                           $125,000           *                           5,159          --
Calamos(R)Market Neutral                       $7,600,000         1.90%                       313,725          --
Fund--Calamos(R) Investment Trust
Canyon Capital Arbitrage Master                $3,000,000           *                         123,839          --
Fund, Ltd.
Canyon Value Realization Fund, L.P.            $1,500,000           *                          61,919          --
Canyon Value Realization Fund                  $4,100,000         1.03%                       169,246          --
(Cayman), Ltd.
Canyon Value Realization MAC 18,                 $600,000           *                          24,767          --
Ltd. (RMF)
Castle Convertible Fund, Inc.                    $250,000           *                          10,319          --
Celebrity IAM Ltd.                            $10,200,000         2.55%                       421,052          --
Century Park Trust                             $2,500,000           *                         103,199          --
Chrysler Corporation Master                      $845,000           *                          34,881          --
Retirement Trust
Citadel Equity Fund Ltd.                       $6,125,000         1.53%                       252,837          --
Citadel Jackson Investment Fund                  $875,000           *                          36,119          --
Ltd.
Citigroup Global Markets Inc. (3)              $1,000,000           *                          41,279
City and County of San Francisco               $1,422,000           *                          58,699          --
Retirement System
City of New Orleans                              $195,000           *                           8,049          --
City University of New York                      $145,000           *                           5,985          --
Clinton Multistrategy Master Fund,            $18,775,000         4.69%                       775,025          --
Ltd.
Clinton Riverside Convertible                 $18,855,000         4.71%                       778,328          --
Portfolio Limited
Consulting Group Capital Markets                 $900,000           *                          37,151          --
Funds
Context Convertible Arbitrage                  $1,415,000           *                          58,410          --
Fund, L.P.
Context Convertible Arbitrage                  $2,335,000           *                          96,388          --
Offshore, Ltd.
Continental Casualty Company                   $2,085,000           *                          86,068          --
Convertible Securities Fund                       $30,000           *                           1,238          --
Credit Suisse First Boston LLC                $18,850,000         4.71%                       778,121          --
DBAG London                                   $17,800,000         4.45%                       734,778          --
Deam Convertible Arbitrage                     $1,000,000           *                          41,279          --
DeepRock & Co.                                 $1,000,000           *                          41,279          --



                                     Principal Amount of
                                      Notes Beneficially                          Common Stock Owned   Common Stock Owned
                                      Owned and Offered    Percentage of Notes       Prior to the       After Completion
               Name                       Hereby (1)           Outstanding           Offering (2)        of the Offering
---------------------------------------------------------------------------------------------------------------------------
Delaware PERS                                    $465,000           *                          19,195          --
Delaware Public Employees                      $1,492,000           *                          61,589          --
Retirement System
Delta Airlines Master Trust                      $575,000           *                          23,735          --
Delta AirLines Master Trust--CV                  $490,000           *                          20,227          --
Delta Pilots Disability &                        $240,000           *                           9,907          --
Survivorship Trust--CV
Descartes Offshore Ltd.                        $6,500,000         1.63%                       268,317          --
Descartes Partners L.P.                        $4,800,000         1.20%                       198,142          --
Deutsche Bank Securities                       $7,500,000         1.88%                       309,597          --
DKR SoundShore Opportunity Holding             $1,500,000           *                          61,919          --
Fund Ltd.
DKR Saturn Event Driven Holding                $2,500,000           *                         103,199          --
Fund Ltd.
DKR Saturn Holding Fund Ltd.                   $2,500,000           *                         103,199          --
Drury University                                  $20,000           *                             825          --
Duke Endowment                                   $275,000           *                          11,351          --
Engineers Joint Pension Fund                     $360,000           *                          14,860          --
Excelsior Master Fund L.P.                     $1,500,000           *                          61,919          --
FA Convertible Arbitrage Ltd.                     $85,000           *                           3,508          --
Farbitrage Partners                              $600,000           *                          24,767          --
Fidelity Financial Trust: Fidelity             $2,000,000           *                          82,559          --
Convertible Securities Fund
Fidelity Puritan Trust: Fidelity               $3,700,000           *                         152,734          --
Balanced Trust
Fore Convertible Masterfund Ltd.               $2,000,000           *                          82,559          --
Froley Revy Investment Convertible                $50,000           *                           2,063          --
Security Fund
FrontPoint Convertible Arbitrage               $2,000,000           *                          82,559          --
Fund, L.P.
General Motors Welfare Benefit                 $2,000,000           *                          82,559          --
Trust
GLG Market Neutral Fund (3)                   $30,000,000         7.50%                     1,238,390
Goldman Sachs & Company (4)                    $1,600,000           *                          66,047          --
Grace Convertible Artitrage Fund,              $5,500,000         1.38%                       227,038          --
Ltd.
Grady Hospital Foundation                         $82,000           *                           3,384          --
Hawaiian Airlines Employees                       $30,000           *                           1,238          --
Pension Plan--IAM
Hawaiian Airlines Pension Plan for                 $5,000           *                             206          --
Salaried Employees
Hawaiian Airlines Pilots                          $85,000           *                           3,508          --
Retirement Plan
HFR Arbitrage Fund                               $417,000           *                          17,213          --
HFR CA Select Fund                             $1,600,000           *                          66,047          --
HFR Global Master Trust                          $226,000           *                           9,329          --
Hillbloom Foundation                              $40,000           *                           1,651          --



                                     Principal Amount of
                                      Notes Beneficially                          Common Stock Owned   Common Stock Owned
                                      Owned and Offered    Percentage of Notes       Prior to the       After Completion
               Name                       Hereby (1)           Outstanding           Offering (2)        of the Offering
------------------------------------ --------------------- --------------------- --------------------- --------------------
Hotel Union & Hotel Industry of                  $263,000           *                          10,856          --
Hawaii Pension Plan
Hourglass Master Fund, Ltd.                   $10,350,000         2.59%                       427,244          --
HRF RV Performance Master Trust                  $100,000           *                           4,127          --
ICI American Holdings Trust                      $105,000           *                           4,334          --
Independence Blue Cross                          $329,000           *                          13,581          --
Innovest Finanzdienstle                        $1,000,000           *                          41,279          --
Institutional Benchmarks Master                $1,555,000           *                          64,189          --
Fund Ltd. (f/k/a Zurich
Institutional Benchmarks Master
Fund Ltd.)
J.P. Morgan Securities Inc.                   $18,500,000         4.63%                       763,673          --
Jefferies & Company Inc. (4)                      $20,000           *                             825          --
John Deere Pension Trust                       $1,000,000           *                          41,279          --
Kayne Anderson Capital Income                  $1,300,000           *                          53,663          --
Partners, L.P.
Kayne Anderson Income Partners, LP                $50,000           *                           2,063          --
KBC Financial Products (Cayman                $15,000,000         3.75%                       619,195          --
Islands) Limited
KBC Financial Products USA Inc.                $4,500,000         1.13%                       185,758          --
Laurel Ridge Capital, LP                       $5,000,000         1.25%                       206,398          --
LDG Limited                                      $128,000           *                           5,283          --
Lexington Vantage Fund                            $32,000           *                           1,320          --
Lyxor                                            $750,000           *                          30,959          --
Man Convertible Bond Master Fund,              $6,827,000         1.71%                       281,816          --
Inc.
McMahan Securities Co. L.P.                    $1,120,000           *                          46,233          --
Meadow IAM Limited                             $1,120,000           *                          46,233          --
Merril Lynch Insurance Group                     $307,000           *                          12,672          --
Microsoft Corp.                                  $670,000           *                          27,657          --
Morgan Stanley & Co. Incorporated              $7,807,000         1.95%                       322,270          --
Motion Picture Industry Health                   $100,000           *                           4,127          --
Plan--Active Member Fund
Motion Picture Industry Health                    $50,000           *                           2,063          --
Plan--Retiree Member Fund
Municipal Employees                              $247,000           *                          10,196          --
National Bank of Canada                        $1,250,000           *                          51,599          --
Nations Convertible Securities Fund            $3,970,000           *                         163,880          --
New Orleans Firefighters                         $113,000           *                           4,664          --
Pension/Relief Fund
Nicholas Applegate Capital                       $655,000           *                          27,038          --
Management Convertible Mutual Fund
Nomura Securities Intl Inc.                    $5,000,000         1.25%                       206,398          --



                                     Principal Amount of
                                      Notes Beneficially                          Common Stock Owned   Common Stock Owned
                                      Owned and Offered    Percentage of Notes       Prior to the       After Completion
               Name                       Hereby (1)           Outstanding           Offering (2)        of the Offering
------------------------------------ --------------------- --------------------- --------------------- --------------------
Nuveen Preferred & Convertible                 $2,065,000           *                          85,242          --
Income Fund
Occidental Petroleum Corporation                 $261,000           *                          10,773          --
OCM Convertible Trust                            $600,000           *                          24,767          --
Ohio Bureau of Workers Compensation               $93,000           *                           3,839          --
Oppenheimer Convertible Securities             $2,500,000           *                         103,199          --
Fund
Partner Reinsurance Company Ltd.                 $290,000           *                          11,971          --
Peoples Benefit Life Insurance                 $4,000,000         1.00%                       165,118          --
Company TEAMSTERS
Pioneer High Yield Fund                       $13,500,000         3.38%                       557,275          --
Pioneer U.S. High Yield Corp. Bond             $1,500,000           *                          61,919          --
Sub Fund
Policemen and Firemen Retirement                 $352,000           *                          14,530          --
System of the City of Detroit
Privilege Portfolio Sicay                      $4,000,000         1.00%                       165,118          --
Pro-Mutual                                       $842,000           *                          34,757          --
PRS Convertible Arbitrage Master               $1,600,000           *                          66,047
Fund (3)
Prudential Insurance Company of                   $30,000           *                           1,238          --
America
PSAM Allegro Partners LP                         $272,000           *                          11,228          --
PSAM GPS Fund Ltd.                               $134,000           *                           5,531          --
PSAM Panorama Fund Ltd.                        $1,025,000           *                          42,311          --
PSAM World Arb Fund Ltd.                         $173,000           *                           7,141          --
Putnam Convertible Income-Growth               $7,900,000         1.98%                       326,109          --
Trust
Quest Global Convertible Master                  $500,000           *                          20,639          --
Fund Ltd.
Qwest Occupational Health Trust                  $115,000           *                           4,747          --
Ram Trading Ltd.                               $4,000,000         1.00%                       165,118          --
Relay 3 Asset Holding Co. Limited                 $16,000           *                             660          --
Retail Clerks Pension Trust #2                 $1,000,000           *                          41,279          --
Ritchie Beech Trading, Ltd.                      $620,000           *                          25,593          --
Sagamore Hill Hob Fund Ltd.                    $5,000,000         1.25%                       206,398          --
Salomon Brothers Asset Management,             $5,500,000         1.38%                       227,038          --
Inc.
San Diego City Retirement                        $785,000           *                          32,404          --
San Diego County Convertibles                  $1,660,000           *                          68,524          --
San Diego County Employee                      $2,000,000           *                          82,559          --
Retirement Association
Scorpion Offshore Investment Fund,                $90,000           *                           3,715          --
Ltd.
Silverback Master, Ltd. (3)                   $15,000,000         3.75%                       619,195          --



                                     Principal Amount of
                                      Notes Beneficially                          Common Stock Owned   Common Stock Owned
                                      Owned and Offered    Percentage of Notes       Prior to the       After Completion
               Name                       Hereby (1)           Outstanding           Offering (2)        of the Offering
------------------------------------ --------------------- --------------------- --------------------- --------------------
Southern Farm Bureau Life Insurance              $745,000           *                          30,753          --
SP Holdings Ltd.                                  $49,000           *                           2,022          --
Spartan Partners LP                              $351,000           *                          14,489          --
Sphinx Convertible Arb Fund SPC                  $389,000           *                          16,057          --
Sphinx Fund                                       $78,000           *                           3,219          --
SSI Blended Market Neutral L.P.                  $505,000           *                          20,846          --
SSI Hedged Convertible Market                    $561,000           *                          23,157          --
Neutral L.P.
St. Albans Partners Ltd.                       $3,000,000           *                         123,839          --
St. Thomas Trading, Inc.                      $10,483,000         2.62%                       432,734          --
Standard Global  Equity Partners                  $15,000           *                             619          --
II, L.P.
Standard Global Equity Partners                  $148,000           *                           6,109          --
SA, L.P.
Standard Global Equity Partners,                 $386,000           *                          15,933          --
L.P.
Standard Pacific Capital Offshore              $1,218,000           *                          50,278          --
Fund, Ltd.
Standard Pacific MAC 16, Ltd.                     $63,000           *                           2,600          --
State Employees' Retirement Fund                 $550,000           *                          22,703          --
of the State of Delaware
State of Maryland Agency                           $3,050           *                             125          --
State of Maryland Retirement Agency            $3,497,000           *                         144,355          --
State of Oregon/Equity                         $1,475,000           *                          60,887          --
State of Oregon/SAIF Corporation               $2,925,000           *                         120,743          --
Syngenta AG                                       $80,000           *                           3,302          --
Tag Associates                                    $60,000           *                           2,476          --
TD Securities (USA) Inc.                       $2,000,000           *                          82,559          --
Tewksbury Investment Fund Ltd.                   $200,000           *                           8,255          --
The Grable Foundation                             $79,000           *                           3,261          --
TQA Master Fund,                               $1,254,000           *                          51,764          --
Ltd.
TQA Master Plus Fund, Ltd.                     $1,907,000           *                          78,720          --
Trustmark Insurance                              $226,000           *                           9,329          --
UBS O'Connor LLC f/b/o O'Connor                $7,000,000         1.75%                       288,957          --
Global Convertible Arbitrage
Master Ltd.
US Bancorp Piper Jaffray                       $4,000,000         1.00%                       165,118          --
US Bank FBO Benedictine Health                   $155,000           *                           6,398          --
Systems
Value Line Convertible Fund Inc.                 $200,000           *                           8,255          --
Vanguard Convertible Securities                $4,850,000         1.21%                       200,206          --
Fund, Inc.
Viacom Inc. Pension Plan Master                   $24,000           *                             990          --
Trust



                                     Principal Amount of
                                      Notes Beneficially                          Common Stock Owned   Common Stock Owned
                                      Owned and Offered    Percentage of Notes       Prior to the       After Completion
               Name                       Hereby (1)           Outstanding           Offering (2)        of the Offering
------------------------------------ --------------------- --------------------- --------------------- --------------------
Wachovia Bank National Association            $45,860,000         11.47%                    1,893,085          --
Wachovia Capital Markets LLC                   $6,000,000         1.50%                       247,678          --
Wachovia Securities, International             $8,000,000         2.00%                       330,237          --
Ltd.
Wake Forest University                           $440,000           *                          18,163          --
Waterstone Market Neutral Fund, LP               $830,000           *                          34,262          --
Waterstone Market Neutral Offshore             $4,170,000         1.04%                       172,136          --
Fund, Ltd.
Westbay International Corp.                      $205,000           *                           8,462          --
Wolverine Asset Management, LLC                $4,775,000         1.19%                       197,110          --
WPG Convertible Arbitrage Overseas             $1,200,000           *                          49,535          --
Master Fund
Wyoming State Treasurer                          $850,000           *                          35,087          --
Xavex Risk Arbitrage 5 Fund                      $114,000           *                           4,705          --
Xavex Convertible Arbitrage 7 Fund               $308,000           *                          12,714          --
Xavex Convertible Arbitrage 8 Fund               $400,000           *                          16,511
(3)
Yield Strategies Fund I, L.P.                  $1,000,000           *                          41,279          --
Yield Strategies Fund II, L.P.                 $1,000,000           *                          41,279          --
Zazove Convertible Arbitrage Fund,             $5,550,000         1.39%                       229,102          --
L.P.
Zazove Hedged Convertible Fund,                $4,600,000         1.15%                       189,886          --
L.P.
Zazove Income Fund, L.P.                       $2,000,000           *                          82,559          --
ZCM Asset Holding Company, LLC                         $0           *                               0          --
Zeneca Holdings Trust                            $115,000           *                           4,747          --


---------------------------------------------------------
*        Represents less than 1%

(1) Selling securityholders may have sold, transferred or otherwise disposed of all or a portion of their notes, or acquired additional notes, since the date on which the Company was provided with the information regarding their notes (as described above) in transactions exempt from the registration requirements of the Securities Act. Accordingly, the information provided here for any particular securityholder may understate or overstate, as the case may be, such securityholder's current ownership. The aggregate principal amount of notes outstanding as of the date of this Supplement is $400,000,000, which is the aggregate principal amount of notes registered pursuant to the Registration Statement of which this Prospectus is a part.

(2) Includes shares of common stock issuable upon conversion of the notes. Number of shares of common stock reflects a 2 for 1 stock split that became effective on October 22, 2004.

(3)      New selling securityholder.

(4)      Represents an updated principal amount.

None of the selling securityholders or any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with the Company within the past three years.

The initial purchaser purchased all of the notes from the Company in a private transaction in June 2003. All of the notes were "restricted securities" under the Securities Act prior to this registration. The selling securityholders have represented to the Company that they purchased the notes for their own account for investment only and not with a view toward selling or distributing them, except pursuant to sales registered under the Securities Act or exempt from such registration.

Information concerning the securityholders may change from time to time and any changed information will be set forth in supplements to the Prospectus if and when necessary. In addition, the number of shares of common stock issuable upon conversion of the notes is subject to adjustment under certain circumstances. Accordingly, the number of shares of common stock into which the notes are convertible may increase or decrease.